UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2001

                              NUTEK, INC.
         (Exact name of Registrant as specified in charter)


         Nevada                       0-29087          87-0374623
(State or other jurisdiction        (Commission       (I.R.S. Employer
     of incorporation)               File Number)      Identification)


1110 Mary Crest Road, Henderson, NV                   89014
 (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:   (702) 567-2613

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     The registrant has engaged Healey & Shron, Certified Public Accounts as its principal accountant to replace its former principal accountant, James E. Slayton, CPA. The decision to change accountants was approved by the Audit Committee of the registrant. Neither of the reports of the former principal accountant for the period ending December 31, 2000 contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles. During the audited period ending December 31,2000 and the subsequent interim period through August 6, 2001, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused him to make reference to the subject matter of the disagreements in connection with his report. During the audited period ending December 31, 2000 and the subject interim period, the registrant has not consulted Healey & Shron, CPA's regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2). The registrant has provided James E. Slayton, CPA with a copy of this disclosure and has requested that James E. Slayton, CPA furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of James E. Slayton, CPA's letter to the SEC dated August 3, 2001, is filed as Exhibit No. 1 to this report on Form 8-K.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

(c) Exhibit No. 1

Letter from James E. Slayton, CPA

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 6, 2001

                              NUTEK, INC.


                              By: /s/ Murray Conradie
                              ---------------------------
                              Murray Conradie, President

James E. Slayton, CPA
2858 WEST MARKET STREET
SUITE C
FAIRLAWN, OHIO 44333
1-330-869-6704

Securities and Exchange Commission                   August 3, 2001
Washington, D.C. 20549

Dear madam/sir,

I have been notified that I have been replaced as the accountant for Nutek, Inc. (the Company). I previously reported on the Company's financial statements for the period ending December 31, 2001.

The audit report dated December 31, 2000, was unqualified. There were no disagreements with company's management on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the audit period to the present time.

I have read the Company's statements contained in Form 8-K and agree with them except that I have except that I am not in a position to agree with the Company's statement that the change was approved by the Audit Committee of the Board of Directors or that Healey& Shron, CPA's, was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304
(a)(2).

Sincerely,

/s/
---------------------------
James E. Slayton
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